EXHIBIT 4.2

SPRINT CORPORATION,

as Issuer

SPRINT COMMUNICATIONS, INC., as Guarantor,

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of February 3, 2020

Creating a Series of Securities Designated

7.250% Guaranteed Notes due 2028

SEVENTH SUPPLEMENTAL INDENTURE (“this Supplemental Indenture”), dated as of February 3, 2020, among SPRINT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), SPRINT COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Kansas and a wholly-owned subsidiary of the Company (“Sprint Communications”), the Subsidiary Guarantors appearing on the signature pages hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have duly executed and delivered that certain Senior Notes Indenture, dated as of September 11, 2013 (the “Indenture”), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series (the “Securities”);

WHEREAS, Sections 201, 301 and 901 of the Indenture provide that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series issued pursuant to the Indenture;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities designated as its 7.250% Guaranteed Notes due 2028 (the “2028 Guaranteed Notes”) to be issued under the Indenture, as supplemented by this Supplemental Indenture, initially in an aggregate principal amount of $1,000,000,000, to be authenticated and delivered as provided in the Indenture;

WHEREAS, the Company desires to supplement the provisions of the Indenture to provide for the issuance of the 2028 Guaranteed Notes under the terms of the Indenture as supplemented hereby;

WHEREAS, Sprint Communications acknowledges that the issuance of the 2028 Guaranteed Notes constitutes a direct benefit to it and in consideration therefor is willing to guarantee the 2028 Guaranteed Notes on the terms set forth herein;

WHEREAS, each Subsidiary Guarantor acknowledges that the guarantee by Sprint Communications of the 2028 Guaranteed Notes constitutes a direct benefit to it and in consideration therefor is willing to guarantee the Sprint Communications Guarantee on the terms set forth herein;

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate, limited partnership or limited liability company action, each of the Company, Sprint Communications and the Subsidiary Guarantors has duly determined to execute and deliver to the Trustee this Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises, the covenants and other agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby confirmed, the Company, Sprint Communications, the Subsidiary Guarantors and the Trustee mutually covenant and agree as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.01    Relationship with Indenture. All terms contained in this Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings defined in the Indenture. In the event of any inconsistency between the Indenture and this Supplemental Indenture, this Supplemental Indenture shall govern. The words “herein,” “hereof,” “hereunder,” and words of similar import shall refer to this Supplemental Indenture.

SECTION 1.02    Additional Definitions. Solely with respect to the 2028 Guaranteed Notes, the following definitions shall be added to Section 101 of the Indenture and replace any existing definitions (as applicable) in the Indenture, each in appropriate alphabetical order, unless the context requires otherwise.

“144A Global Note” means a global note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be initially issued in aggregate denominations equal to the outstanding principal amount of the 2028 Guaranteed Notes sold in reliance on Rule 144A.

“2028 Guaranteed Notes” shall have the meaning set forth in the recitals to this Supplemental Indenture.

“Beneficial Owner”has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of April 29, 2018, made by and among the Company, T-Mobile US, Inc., Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of T-Mobile US, Inc., Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Huron Merger Sub LLC, Galaxy Investment Holdings, Inc., a Delaware corporation, Starburst I, Inc., a Delaware corporation, and, for the limited purposes of the covenants and representations set forth therein that are expressly obligations of such persons, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of the Netherlands, and SoftBank Group Corp., a Japanese kabushiki kaisha, as it may be amended, supplemented or modified from time to time.

“Business Day” means any day, other than a Saturday or Sunday, or legal holidays on which the banks in The City of New York are not required or authorized by law or executive order to be closed.

“Capital Lease Obligations” means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with U.S. generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations determined in accordance with U.S. generally accepted accounting principles consistently applied.

“Cash Equivalents” means (a) marketable obligations issued or unconditionally guaranteed by the U.S. or issued by any of its agencies and backed by the full faith and credit of the U.S., in each case maturing within one year from the date of acquisition; (b) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the laws of the U.S. or any of its states having combined capital, surplus and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition); (c) commercial paper and similar obligations rated “P-1” by Moody’s or “A-1” by S&P; (d) readily marketable tax-free municipal bonds of domestic issuers rated “A-2” or better by Moody’s or “A” or better by S&P, and maturing within one year from the date of issuance; and (e) mutual funds or money market accounts investing primarily in items described in clauses (a) through (d) above.

“Change of Control” means the occurrence of any of the following:

(a)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company and its Subsidiaries’ properties or assets, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders;

(b)    the adoption of a plan relating to the Company’s liquidation or dissolution; or

(c)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Company’s Voting Securities; provided that a transaction in which the Company becomes a Subsidiary of another person shall not constitute a Change of Control if (a) the Company’s stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Securities of such other Person of whom the Company is a Subsidiary immediately following such transaction and (b) immediately following such transaction no person (as defined above) other than such other person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Company’s Voting Securities.

For the avoidance of doubt, notwithstanding the foregoing, the T-Mobile Transaction, including the consummation thereof, shall not constitute a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the First Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the First Par Call Date.

“Comparable Treasury Price” means, with respect to any Redemption Date: (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (2) if fewer than five Reference Treasury Dealer Quotations are obtained, the average of all quotations.

“Consolidated Net Tangible Assets” means, with respect to any Person, such Person’s consolidated total assets as reflected in its most recent balance sheet preceding the date of determination prepared in accordance with U.S. generally accepted accounting principles consistently applied, less (i) current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and (ii) goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other similar intangible assets, excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission.

“Credit Agreement” means the Credit Agreement, dated as of February 3, 2017 among Sprint Communications, as borrower, the Subsidiary Guarantors parties thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administration agent, and the other loan documents related thereto (all as amended, extended, renewed, increased, modified, restated, supplemented or refinanced from time to time).

“Definitive Note” means a certificated 2028 Guaranteed Note registered in the name of the Holder thereof and issued in accordance with the terms of the Indenture, substantially in the form of Exhibit A, except that such 2028 Guaranteed Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Designated Senior Debt” means (i) any indebtedness of Sprint Communications outstanding under the Credit Agreement and (ii) any other indebtedness the principal amount of which is $25 million or more and that is or will upon issuance be guaranteed by a Subsidiary Guarantor and has been designated by Sprint Communications as “Designated Senior Debt”.

“First Par Call Date” means October 1, 2027.

“Global Note Legend” means the legend set forth in Section 3.03(f)(ii) of this Supplemental Indenture, which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A.

“guarantee” means a guarantee, direct or indirect, in any manner, of all or any part of any indebtedness for borrowed money.

“Guaranteed Indebtedness” means (i) indebtedness of Sprint Communications for borrowed money or (ii) a guarantee issued by Sprint Communications of indebtedness for borrowed money of the Company, in either case, that is guaranteed by one or more Subsidiary Guarantors.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Investment Grade Rating” means a rating equal to or greater than Baa3 by Moody’s and BBB- by S&P or the equivalent thereof under any new ratings system if the ratings systems of either such Rating Agency shall be modified after the issue date of the 2028 Guaranteed Notes, or the equivalent rating of any other Ratings Agency the Company selects as provided in the definition of Ratings Agencies.

“Legended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the 2028 Guaranteed Notes initially sold in reliance on Rule 903 of Regulation S.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Permitted Junior Securities” means, with respect to a Subsidiary Guarantor, (a) Capital Stock in such Subsidiary Guarantor; or (b) debt securities of the Subsidiary Guarantor that are subordinated to all Designated Senior Debt and any debt securities issued in exchange for Designated Senior Debt to substantially the same extent as, or to a greater extent than, the Subsidiary Guarantees are subordinated to the guarantees of Designated Senior Debt.

“Permitted Holder” means SoftBank Corp., a Japanese kabushiki kaisha, and its Affiliates and/or any of its successors and/or Affiliates (including any fund or collective investment vehicle for which it or any of its Affiliates serves as the general partner or managing member).

“Permitted Liens” means:

(a)    Liens existing on the date that the 2028 Guaranteed Notes are initially issued (other than Liens securing obligations under the Credit Agreement);

(b)    Liens on Property existing at the time of acquisition of the Property or to secure the payment of all or any part of the purchase price of the Property or to secure any indebtedness incurred before, at the time of or within 270 days after the acquisition of the Property for the purpose of financing all or any part of the purchase price of the Property;

(c)     Liens securing indebtedness owed by any of the Company’s or Sprint Communications’s Subsidiaries to the Company or Sprint Communications’s or any of the Company’s or Sprint Communications’s Subsidiaries;

(d)     Liens on Property of any entity, or on the stock, indebtedness or other obligations of any entity, existing at the time:

(i)    the entity becomes a Subsidiary of the Company or Sprint Communications,

(ii)    the entity is merged into or consolidated with the Company, Sprint Communications or a Subsidiary of the Company or Sprint Communications, or

(iii)    the Company, Sprint Communications or a Subsidiary of the Company or Sprint Communications acquires all or substantially all of the assets of the entity, as long as the Liens do not extend to any other Property of the Company or Sprint Communications or Property of any other Subsidiary of the Company or Sprint Communications;

(e)     Liens on Property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to the Property;

(f)     Liens on the Company’s or Sprint Communications’s Property or the Property of any of the Company’s or Sprint Communications’s Subsidiaries securing:

(i)    contingent obligations on surety and appeal bonds, and

(ii)    other nondelinquent obligations of a similar nature,

in each case, incurred in the ordinary course of business;

(g)     Liens on Property securing Capital Lease Obligations; provided that (i) the Liens attach to the Property within 270 days after the acquisition thereof, and (ii) the Liens attach solely to the Property acquired in connection with the Capital Lease Obligations;

(h)     Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, as long as the deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board and the deposit account is not intended to provide collateral to the depository institution;

(i)     Liens on personal Property to secure loans maturing not more than one year from the date of the creation of the loan and on accounts receivable associated with a receivables financing program of the Company or any of its Subsidiaries;

(j)    Liens on the Company’s or Sprint Communications’s Property or the Property of any of the Company’s or Sprint Communications’s Subsidiaries securing indebtedness or other obligations issued by the United States of America or any State or any department, agency or instrumentality or political subdivision of the United States of America or of any State, or by any other country or any political subdivision of any other country, to finance all or any part of the purchase price of, or, in the case of real property, the cost of construction on or improvement of, any Property or assets subject to the Liens, including Liens incurred in connection with pollution control, industrial revenue or similar financings; and

(k)    any renewal, extension or replacement of any Lien permitted pursuant to (a), (b), (d), (e), (g) or (j) above or of any indebtedness secured by any such Lien, as long as the extension, renewal or replacement Lien is limited to all or any part of the same Property that secured the Lien extended, renewed or replaced, plus improvements on the Property, and the principal amount of indebtedness secured by the Lien and not otherwise authorized by clauses (a), (b), (d), (e), (g) or (j) does not exceed the principal amount of indebtedness plus any premium or fee payable in connection with the renewal, extension or replacement so secured at the time of the renewal, extension or replacement.

“Permitted Securitization” means any transaction or series of transactions that may be entered into by the Company, Sprint Communications or any of their respective Subsidiaries pursuant to which such Person may sell or convey accounts (as such term is defined in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York) to any Receivables Entity; provided that there shall be no recourse under any such securitization to the Company, Sprint Communications or any of their respective Subsidiaries other than pursuant to Standard Securitization Undertakings.

“Primary Treasury Dealer” shall have the meaning set forth in the definition of Reference Treasury Dealer.

“Private Placement Legend” means the legend set forth in Section 3.03(f)(i) of the this Supplemental Indenture to be placed on all 2028 Guaranteed Notes issued under this Supplemental Indenture except as otherwise permitted by the provisions of this Supplemental Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Ratings Agencies” means (1) Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the 2028 Guaranteed Notes or ceases to make a rating on the 2028 Guaranteed Notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Section 3(a)(62) of the Exchange Act) then making a rating on the 2028 Guaranteed Notes publicly available selected by the Company (as certified by an officer’s certificate), which shall be substituted for Moody’s or S&P, as the case may be.

“Ratings Decline” means the occurrence, during the period commencing on the date of the first public announcement of the Change of Control or the intention to effect a Change of Control and ending 90 days after the occurrence of the Change of Control, of a downgrade of the rating of the 2028 Guaranteed Notes by both Rating Agencies by one or more gradations (including gradations within ratings categories as well as between rating categories).

“Receivables Entity” means a special purpose Person that engages in no activities other than in connection with the financing of accounts pursuant to a Permitted Securitization.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors, and any four other firms that are a primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company shall specify from time to time; provided, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Remaining Scheduled Payments” means with respect to each 2028 Guaranteed Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date to the First Par Call Date but for such redemption; provided, that, if such Redemption Date is not an Interest Payment Date with respect to such 2028 Guaranteed Note, the amount of the next succeeding scheduled interest payment thereon will be deemed reduced by the amount of interest accrued thereon to such Redemption Date.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

“Significant Subsidiary” means any Subsidiary of the Company (other than Sprint Communications) or Sprint Communications that would constitute a “significant subsidiary” of the Company (other than Sprint Communications) or Sprint Communications within the meaning of Rule 1-02(w)(1), (2) or (3) of Regulation S-X under the Securities Act.

“Special Mandatory Redemption” shall have the meaning set forth in Section 6.03 of this Supplemental Indenture.

“Special Mandatory Redemption Date” shall have the meaning set forth in Section 6.03 of this Supplemental Indenture.

“Special Mandatory Redemption Event” shall have the meaning set forth in Section 6.03 of this Supplemental Indenture.

“Special Mandatory Redemption Price” shall have the meaning set forth in Section 6.03 of this Supplemental Indenture.

“Sprint Communications Guarantee” shall have the meaning set forth in Section 4.01(a) of this Supplemental Indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company, Sprint Communications or any of their respective Subsidiaries in connection with any Permitted Securitization that are customary in non-recourse securitization transactions of comparable receivables.

“Subsidiary” means, with respect to any Person, a Corporation, partnership, limited liability company or other business organization, whether or not incorporated, a majority of the Voting Securities of which is owned, directly or indirectly, by such Person.

“Subsidiary Guarantee” shall have the meaning set forth in Section 4.01(b) of this Supplemental Indenture.

“Subsidiary Guarantor” means a Subsidiary of Sprint Communications that guarantees the Credit Agreement or any other Designated Senior Debt, including any Subsidiary that guarantees the Credit Agreement or any other Designated Senior Debt after the date of issuance of the 2028 Guaranteed Notes; provided that a Subsidiary acquired or created after the date of issuance of the 2028 Guaranteed Notes will not be required to become and will not become a Subsidiary Guarantor if it is prohibited from doing so pursuant to the terms of any agreement to which such Subsidiary is a party prior to becoming a guarantor of the Credit Agreement; provided, further, that any Subsidiary of Sprint Communications that becomes a Subsidiary Guarantor after the date hereof shall execute an indenture supplemental hereto evidencing its agreement to provide a Subsidiary Guarantee; provided, further, that any Subsidiary whose Subsidiary Guarantee is released in accordance with the terms of the Indenture will no longer be a Subsidiary Guarantor.

“Subsidiary Guarantor Indebtedness” means (i) indebtedness of one or more Subsidiary Guarantors for borrowed money or (ii) guarantees issued by one or more Subsidiary Guarantors, in each case, of indebtedness for borrowed money (in either case, not otherwise defined as Guaranteed Indebtedness); provided that the following shall be deemed not to be Subsidiary Guarantor Indebtedness:

(a)    unsecured indebtedness of Sprint Capital Corporation existing on the date of issuance of the 2028 Guaranteed Notes and any extensions, renewals or refinancings thereof; provided that any such extension, renewals or refinancing of such indebtedness does not increase the outstanding principal amount thereof, shall be restricted to the obligors who are obligated on the indebtedness being extended, renewed or refinanced and is not secured by Liens;

(b)    indebtedness of any Receivables Entity pursuant to a Permitted Securitization;

(c)    indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets or inventory and extensions, renewals and replacements of any such indebtedness that do not increase the outstanding principal amount thereof; provided that such indebtedness is incurred concurrently with or within 270 days after such acquisition or the completion of such construction or improvement; and provided, further, that any Liens securing such indebtedness do not extend to assets other than those acquired, constructed or improved;

(d)    intercompany indebtedness (1) between and among the Company, Sprint Communications and/or one or more Subsidiary Guarantors and (2) other intercompany indebtedness to the extent such indebtedness is subordinated in right of payment to the Sprint Communications Guarantee or any applicable Subsidiary Guarantee to the same extent as the Subsidiary Guarantees are subordinated to Designated Senior Debt, including the Credit Agreement;

(e)    indebtedness of any Person that becomes a Subsidiary after the date of initial issuance of the 2028 Guaranteed Notes; provided that such indebtedness exists at the time such Person becomes a Subsidiary (or any extension, renewal or refinancing of indebtedness existing at the time such Person becomes a Subsidiary that does not increase the outstanding principal amount thereof), is not created in contemplation of or in connection with such Person becoming a Subsidiary and is not guaranteed by any other Subsidiary Guarantor (other than a Subsidiary Guarantor that becomes a Subsidiary of the Company at the same time as such other Subsidiary and not created in contemplation with either entity becoming a Subsidiary of the Company) and is not secured by any of their assets;

(f)    other indebtedness in an aggregate principal amount not to exceed $250 million at any time outstanding; and

(g)    any sale, lease or other disposition or transfer of wireless telecommunications towers, real property or other assets, and the leasing of such towers, real property or assets or space on such towers or real property.

“T-Mobile Transaction” means the acquisition of the Company by T-Mobile US, Inc. pursuant to the Business Combination Agreement, including without limitation the Merger and the SoftBank US Mergers (each as defined in the Business Combination Agreement), the contribution of the Company to T-Mobile USA, Inc. and related transactions.

“Treasury Rate” means, with respect to an applicable Redemption Date for the 2028 Guaranteed Notes: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury Notes adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within two months before or after the First Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Unlegended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note substantially in the form of Exhibit A that bears the Global Note Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of 2028 Guaranteed Notes, and that does not bear the Private Placement Legend.

“Voting Securities” of any Person means the stock or other ownership or equity interests, of whatever class or classes, the holders of which ordinarily have the power to vote for the election of the members of the board of directors, managers, trustees or other voting members of the governing body of such Person (other than stock or other ownership or equity interests having such power only by reason of the happening of a contingency).

SECTION 1.03    Applicability . The provisions contained in this Supplemental Indenture shall apply only to the 2028 Guaranteed Notes and not to any other series of Securities issued under the Indenture and any covenants provided herein are solely for the benefit of the holders of the 2028 Guaranteed Notes and not for the benefit of the holders of any other series of Securities issued under the Indenture.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE 2028 GUARANTEED NOTES

SECTION 2.01    Terms . Pursuant to Section 301 of the Indenture, the terms of the 2028 Guaranteed Notes shall be as follows:

(a)    The title of the 2028 Guaranteed Notes is “7.250% Guaranteed Notes due 2028.”

(b)    The 2028 Guaranteed Notes are the general unsecured senior obligations of the Company and shall rank equally with all other senior obligations of the Company.

(c)    The 2028 Guaranteed Notes will mature, and the principal of the 2028 Guaranteed Notes and all accrued and unpaid amounts, including interest, thereon will be due and payable on February 1, 2028, or such earlier date as any of the 2028 Guaranteed Notes may become due and payable in accordance with the provisions of the Indenture and this Supplemental Indenture.

(d)    The 2028 Guaranteed Notes will initially be issued in an aggregate principal amount of $1,000,000,000. The Company may issue additional 2028 Guaranteed Notes from time to time without the consent of any Holders of the 2028 Guaranteed Notes; provided that if any additional 2028 Guaranteed Notes are not fungible with the 2028 Guaranteed Notes issued on the date hereof for U.S. federal income tax purposes, such additional 2028 Guaranteed Notes shall be issued as a separate series under the Indenture and shall have a separate CUSIP number and ISIN from the 2028 Guaranteed Notes issued on the date hereof. Any such additional 2028 Guaranteed Notes along with the 2028 Guaranteed Notes issued on the date hereof will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions; provided that, in the case of the 2028 Guaranteed Notes represented by Global Notes, for so long as may be required by the Securities Act or the procedures of DTC, Euroclear or Clearstream (or a successor clearing system), such additional 2028 Guaranteed Notes shall be represented by one or more separate Global Notes in accordance with the terms hereof and subject to applicable transfer or other restrictions.

(e)    The 2028 Guaranteed Notes will be issued in minimum denominations of $2,000 and thereafter in integral multiples of $1,000.

(f)    Interest on the 2028 Guaranteed Notes will accrue from February 3, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually and be payable on February 1 and August 1 of each year, commencing August 1, 2020 (each such date, an “Interest Payment Date” as defined in the Indenture), at the rate of 7.250% per annum to the Persons in whose names the 2028 Guaranteed Notes are registered in the Security Register on the preceding January 15 or July 15 (each such date, a “Regular Record Date” as defined in the Indenture) until the principal thereof is paid or made available for payment; provided that any principal and premium, and any such installment of interest, which is overdue will bear interest at the rate of 7.250% per annum (to the extent that the payment of such interest is legally enforceable), from the dates such amounts are due until they are paid or made available payment, and such interest will be payable on demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(g)    The 2028 Guaranteed Notes are not entitled to any sinking fund.

(h)    The 2028 Guaranteed Notes are guaranteed by Sprint Communications on the terms set forth in Article Four hereof.

SECTION 2.02    Terms of Notes Incorporated . The terms and provisions contained in the form of 2028 Guaranteed Notes attached as Exhibit A, shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company, Sprint Communications, each Subsidiary Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any 2028 Guaranteed Note conflicts with the terms of this Supplemental Indenture, this Supplemental Indenture shall govern.

ARTICLE THREE

THE 2028 GUARANTEED NOTES

SECTION 3.01    Form. The 2028 Guaranteed Notes shall be in substantially the form of Exhibit A.

SECTION 3.02    Global Notes. The 2028 Guaranteed Notes initially will be represented by one or more Global Notes in registered, global form without interest coupons (including the Global Note Legend thereon). The Global Notes will be deposited upon issuance with the Trustee as custodian for the Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC. Through and including the 40 consecutive days after the later of (i) the commencement of the offering of the 2028 Guaranteed Notes to persons other than distributors (as defined in Regulation S) and (ii) the issuance of the 2028 Guaranteed Notes (such period through and including the 40 consecutive days, the “Restricted Period”), beneficial interests in Regulation S Global Notes may be held only through Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), unless transferred to a Person that takes delivery through a 144A Global Note in accordance with the certification requirements described in this Article Three.

SECTION 3.03    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary (who shall initially be DTC) to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and the Company fails to appoint a successor Depositary within 90 days after receiving such notice or (B) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor Depositary within 90 days after becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes in exchange for Global Notes (in whole but not in part); provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes other than in accordance with Section 3.03(c)(ii); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the 2028 Guaranteed Notes and DTC requests such exchange. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 of the Indenture. A Global Note may not be exchanged for another 2028 Guaranteed Note other than as provided in this Section 3.03(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.03(b) or (c) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the applicable procedures of the Depositary, Euroclear and Clearstream. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the 2028 Guaranteed Notes). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 3.03(b)(i).

(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.03(b)(i) above, the transferor of such beneficial interest must deliver to the Trustee either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Trustee containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note other than in accordance with Section 3.03(c)(ii). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the 2028 Guaranteed Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 3.03(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.03(b)(ii) above and the Trustee receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 3.03(b)(ii) above and the Trustee receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case, if the Trustee or the Company so requests, an opinion of counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with the terms of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Trustee of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.03(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Trustee through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such 2028 Guaranteed Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Trustee receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case, if the Trustee or the Company so requests, an opinion of counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.03(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.03(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Trustee through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such 2028 Guaranteed Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such 2028 Guaranteed Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Trustee of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such 2028 Guaranteed Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Person that is not a U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

(D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such 2028 Guaranteed Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Trustee receives the following:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such 2028 Guaranteed Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Restricted Definitive Note proposes to transfer such 2028 Guaranteed Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case, if the Trustee or the Company so request, an opinion of counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.03(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such 2028 Guaranteed Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with the terms of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.03(e), the Trustee shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Trustee the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.03(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Trustee receives the following:

(A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Trustee receives the following:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such 2028 Guaranteed Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Note proposes to transfer such 2028 Guaranteed Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case, if the Trustee so requests, an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such 2028 Guaranteed Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Trustee shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.

(i)    Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all 2028 Guaranteed Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE

ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY

CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO SECTION 406 OF TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN THE FOREGOING CLAUSES (A) OR (B), OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF TITLE 1 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 3.03 (and all 2028 Guaranteed Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.03 OF THE SEVENTH SUPPLEMENTAL INDENTURE TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.03(a) OF THE SEVENTH SUPPLEMENTAL INDENTURE TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(iii)    Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of 2028 Guaranteed Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on the Schedule of Exchanges of Interests in such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)    General Provisions Relating to Transfers and Exchanges.

(i)    To permit registrations of transfers and exchanges permitted hereunder, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Trustee’s request in accordance with the Indenture.

(ii)    No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(iii)    The Trustee shall not be required to register the transfer of or exchange any 2028 Guaranteed Note selected for redemption in whole or in part, except the unredeemed portion of any 2028 Guaranteed Note being redeemed in part.

(iv)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)    The Company shall not be required (A) to issue, to register the transfer of or to exchange any 2028 Guaranteed Notes during a period beginning at the opening of business 15 days before the day of any selection of 2028 Guaranteed Notes for redemption and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any 2028 Guaranteed Note so selected for redemption in whole or in part, except the unredeemed portion of any 2028 Guaranteed Note being redeemed in part, (C) to register the transfer of or to exchange a 2028 Guaranteed Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a 2028 Guaranteed Note tendered and not withdrawn in connection with a Change of Control Offer.

(vi)    Prior to due presentment for the registration of a transfer of any 2028 Guaranteed Note, the Trustee, the Paying Agent and the Company may deem and treat the Person in whose name any 2028 Guaranteed Note is registered as the absolute owner of such 2028 Guaranteed Note for the purpose of receiving payment of principal of and interest on such 2028 Guaranteed Notes and for all other purposes, and none of the Trustee, the Paying Agent or the Company shall be affected by notice to the contrary.

(vii)    Neither the Trustee nor the registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the 2028 Guaranteed Notes. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any 2028 Guaranteed Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of the Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE FOUR

GUARANTEES

SECTION 4.01    Sprint Communications Guarantee; Subsidiary Guarantees.

(a)    Sprint Communications irrevocably and unconditionally guarantees, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (in respect of the 2028 Guaranteed Notes only and not any other series of Securities), this Supplemental Indenture and the 2028 Guaranteed Notes, whether for payment of principal of, premium, if any, and interest on the 2028 Guaranteed Notes, expenses, indemnification, or otherwise, on the terms set forth herein (such guarantee, the “Sprint Communications Guarantee”).

(b)    Each Subsidiary Guarantor jointly and severally irrevocably and unconditionally guarantees, on an unsecured and subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Sprint Communications Guarantee under the Indenture (in respect of the 2028 Guaranteed Notes only and not any other series of Securities) and this Supplemental Indenture, whether for payment of principal of, premium, if any, and interest on the 2028 Guaranteed Notes, expenses, indemnification, or otherwise, in each case owning by virtue of the Sprint Communications Guarantee, and on the terms set forth herein (each such guarantee, a “Subsidiary Guarantee”). Each Subsidiary Guarantee of a Subsidiary Guarantor is and will be subordinated to all guarantees by that Subsidiary Guarantor of the Credit Agreement and other Designated Senior Debt of Sprint Communications as set forth in this Article Four of this Supplemental Indenture.

SECTION 4.02    Limitation of Guarantees.

(a)    The Sprint Communications Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by Sprint Communications by law or without resulting in its obligations under the Sprint Communications Guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally.

(b)    Each Subsidiary Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by each Subsidiary Guarantor by law or without resulting in its obligations under its Subsidiary Guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally.

SECTION 4.03    Subrogation; Contribution by Other Subsidiary Guarantors.

(a)    Sprint Communications shall be subrogated to all rights of the Holders of the 2028 Guaranteed Notes against the Company in respect of any amounts paid by Sprint Communications pursuant to the provisions of the Sprint Communications Guarantee; provided, however, that Sprint Communications shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all 2028 Guaranteed Notes shall have been paid in full or payment thereof shall have been provided for in accordance with the provisions of the Indenture and this Supplemental Indenture.

(b)    Any Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the Sprint Communications Guarantee and this Supplemental Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all Subsidiary Guarantors at the time of such payment as determined in accordance with GAAP.

SECTION 4.04    Release of Sprint Communications Guarantee. The Sprint Communications Guarantee shall be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) upon:

(a)    the Company exercising its legal defeasance or covenant defeasance option with respect to the 2028 Guaranteed Notes in compliance with the terms of this Supplemental Indenture and the Indenture or the Company’s obligations under this Supplemental Indenture and the Indenture with respect to the 2028 Guaranteed Notes being discharged in compliance with the terms of this Supplemental Indenture and the Indenture; and

(b)    the Company delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Supplemental Indenture and the Indenture relating to such release have been complied with.

SECTION 4.05    Release of Subsidiary Guarantees. A Subsidiary Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) upon:

(a)    (i)    any sale, exchange or transfer (by merger or otherwise) of capital stock of the Subsidiary Guarantor after which such Subsidiary Guarantor is no longer a Subsidiary of Sprint Communications or any sale, exchange, transfer of all or substantially all of the assets of such Subsidiary Guarantor which such sale, exchange or transfer is made in compliance with this Supplemental Indenture and the Indenture;

(ii)    the 2028 Guaranteed Notes receiving an Investment Grade Rating by both of the Rating Agencies, notwithstanding that the 2028 Guaranteed Notes may later cease to have any Investment Grade Rating by either of the Rating Agencies; or

(iii)    the Company exercising its legal defeasance or covenant defeasance option with respect to the 2028 Guaranteed Notes in compliance with the terms of this Supplemental Indenture and the Indenture or the Company’s obligations under this Supplemental Indenture and the Indenture with respect to the 2028 Guaranteed Notes being discharged in compliance with the terms of this Supplemental Indenture and the Indenture; and

(b)    the Company delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Supplemental Indenture and the Indenture relating to such release have been complied with.

SECTION 4.06    Subordination of Subsidiary Guarantees to Designated Senior Debt.

(a)    Subordination. The payment by the Subsidiary Guarantors (by set-off, redemption, repurchase or otherwise) of principal of and premium, if any, interest on the Subsidiary Guarantees will be subordinated in right of payment, as set forth herein, to the prior payment in full in cash or, at the option of the holders of Designated Senior Debt, in Cash Equivalents, of all of the Subsidiary Guarantors’ guarantees of Designated Senior Debt whether outstanding on the date of the this Supplemental Indenture or thereafter incurred.

(b)    Insolvency, Liquidation, etc. Upon any distribution to creditors of any Subsidiary Guarantor, upon any liquidation, dissolution or winding up of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Subsidiary Guarantor or its Property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the such Subsidiary Guarantor’s assets and liabilities, the holders of Designated Senior Debt will be entitled to receive payment in full in cash or, at the option of the holders of Designated Senior Debt, in Cash Equivalents, of all obligations due or to become due in respect of such guarantees (including interest after the commencement of any such proceeding, at the rate specified in the applicable agreement) before the holders of the 2028 Guaranteed Notes (by virtue of the Subsidiary Guarantees) will be entitled to receive any payment of principal of, or premium, if any, interest or additional interest, if any, from such Subsidiary Guarantors, on the 2028 Guaranteed Notes (by virtue of the Subsidiary Guarantees), and until all obligations with respect to the Designated Senior Debt are paid in full in cash or, at the option of the holders of the guarantees under the Designated Senior Debt, in Cash Equivalents, any distribution of any kind or character from the Subsidiary Guarantor to which the holders of the 2028 Guaranteed Notes (by virtue of the Subsidiary Guarantees) would be entitled shall be made to the holders of the guarantees under the Designated Senior Debt.

(c)    Defaults Under Designated Senior Indebtedness. Each Subsidiary Guarantor may not make any payment in respect of its Subsidiary Guarantee (except for payments to the Trustee under Section of the Indenture and except in Permitted Junior Securities or from the trust (if any) created in connection with the legal defeasance or covenant defeasance of the 2028 Guaranteed Notes by the Company) if:

(i)    a payment default on a guarantee of Designated Senior Debt of such Subsidiary Guarantor has occurred and is continuing beyond any applicable grace period; or

(ii)    any other default occurs and is continuing on any guarantee of Designated Senior Debt of such Subsidiary Guarantor that permits the holders of that guarantee of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company, Sprint Communications or the holders of guarantees of such Designated Senior Debt.

(d)    Continuation of Payments on Subsidiary Guarantees. Payments on any such Subsidiary Guarantee of a Subsidiary Guarantor may and will be resumed:

(i)    in the case of a payment default described above, when such default is cured or waived; or

(ii)    in the case of a non-payment default described above, upon the earlier of the date on which such non-payment default is cured or waived and 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

(e)    Limitations on Payment Blockage Notices. No new Payment Blockage Notice may be delivered unless and until (x) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and (y) all scheduled payments of principal, premium, if any, and interest on the 2028 Guaranteed Note that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of a Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice.

(f)    Monies Held in Trust. If the Trustee receives a payment in respect of the 2028 Guaranteed Notes when (1) the payment is prohibited by the subordination provisions of this Section 4.06 and (2) the Trustee has received written notice that the payment is prohibited, then the Trustee will hold the payment in trust for the benefit of the holders of the applicable Designated Senior Debt. Upon the written request of such holders, the Trustee will deliver the amounts held in trust to those holders.

ARTICLE FIVE

AMENDMENTS TO INDENTURE SECTIONS

The following amendments to the Indenture shall apply only to the 2028 Guaranteed Notes and not to any other series of Securities issued under the Indenture and shall be effective for so long as any 2028 Guaranteed Notes remain Outstanding. The Indenture is amended by this Supplemental Indenture solely with respect to the 2028 Guaranteed Notes, as follows:

SECTION 5.01    Amendments to Article V.

(a)    Solely with respect to the 2028 Guaranteed Notes, Section 501 of the Indenture shall be amended by replacing clause (4) in its entirety by inserting the following clause (4) in lieu thereof:

“(4)    failure to perform, or breach of, any covenant or warranty of the Company or Sprint Communications in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or;”

(b)    Solely with respect to the 2028 Guaranteed Notes, Section 501 of the Indenture shall be amended by deleting the “.” at the end of clause (7) thereof and replacing it with “; or” and inserting the following new Events of Default immediately following clause (7) thereof:

“(8)    (i) the Sprint Communications Guarantee or (ii) any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary is held in a final, non-appealable judgment to be unenforceable or invalid or ceases for any reason to be in full force and effect (except as permitted to be released pursuant to the Seventh Supplemental Indenture dated as of February 3, 2020) or (i) Sprint Communications or (ii) any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Sprint Communications Guarantee or its Subsidiary Guarantee, as applicable, in writing, except in accordance with the terms of such Sprint Communications Guarantee or Subsidiary Guarantee, as applicable, or in connection with the release of such Sprint Communications Guarantee or Subsidiary Guarantee, as applicable, in accordance with the Seventh Supplemental Indenture dated as of February 3, 2020;

(9)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of Sprint Communications or any Subsidiary Guarantor that is a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Sprint Communications or any Subsidiary Guarantor that is a Significant

Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Sprint Communications or any Subsidiary Guarantor that is a Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Sprint Communications or any Subsidiary Guarantor that is a Significant Subsidiary or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(10)    the commencement by Sprint Communications or any Subsidiary Guarantor that is a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by Sprint Communications or any Subsidiary Guarantor that is a Significant Subsidiary to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by Sprint Communications or any Subsidiary Guarantor that is a Significant Subsidiary to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Sprint Communications or any Subsidiary Guarantor that is a Significant Subsidiary or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by it in furtherance of any such action.”

(c)    Solely with respect to the 2028 Guaranteed Notes, Section 502 of the Indenture shall be amended by replacing “Section 501(5) or 501(6)” in the second sentence thereof with the following: “Section 501(5), 501(6), 501(9) or 501(10).”

SECTION 5.02    Amendments to Article VIII.

(a)    Solely with respect to the 2028 Guaranteed Notes, Article VIII of the Indenture shall be amended by inserting the following new Section 803 and 804 immediately following Section 802 thereof:

“Section 803.    Sprint Communications May Consolidate, Etc., Only on Certain Terms.

Sprint Communications may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its Properties and assets to any Person only if:

(a)    either (1) Sprint Communications is the surviving Person, or (2) the successor Person is a Corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any State thereof, the District of Columbia or any territory thereof and (unless the successor entity is the Company) assumes Sprint Communications’s obligations under the Sprint Communications Guarantee and this Indenture pursuant to a supplemental indenture;

(b)     after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(c)     the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 804.    Successor Substituted.

Upon any consolidation of Sprint Communications with, or merger of Sprint Communications into, any other Person or any conveyance, transfer or lease of the Properties and assets of Sprint Communications substantially as an entirety in accordance with Section 803, the successor Person formed by such consolidation or into which Sprint Communications is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Sprint Communications under this Indenture with the same effect as if such successor Person had been named as Sprint Communications herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Sprint Communications Guarantee and this Indenture.”

SECTION 5.03    Amendments to Article IX.

(a)    Solely with respect to the 2028 Guaranteed Notes, Section 901(1) of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“(1)    to evidence the succession of another Person to the Company, and the assumption by any such successor of the Company’s obligations herein and in the 2028 Guaranteed Notes or to evidence the succession of another Person to Sprint Communications, and the assumption by any such successor of Sprint Communications’s obligations herein and under the Sprint Communications Guarantee; or”

(b)    Solely with respect to the 2028 Guaranteed Notes, Section 901(2) of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“(2)    to add to the covenants of the Company or Sprint Communications, or to surrender any of the rights of the Company or Sprint Communications, or to add any rights for the benefits of the Holders of any or all series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series); or”

(c)    Solely with respect to the 2028 Guaranteed Notes, Section 901(6) of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“(6)    to comply with the requirements of the Commission in order to qualify or maintain the qualification of the Indenture under the Trust Indenture Act; or”

(d)    Solely with respect to the 2028 Guaranteed Notes, Section 901(13) of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“(13)    to add any guarantee or release any guarantee in accordance with the Seventh Supplemental Indenture dated as of February 3, 2020 (provided that any supplemental indenture evidencing such guarantee or release of guarantee need be signed by only the Company, the Trustee and, in the case of the Sprint Communications Guarantee, Sprint Communications or, in the case of any Subsidiary Guarantee, the affected Subsidiary Guarantor); or”

(e)    Solely with respect to the 2028 Guaranteed Notes, Section 902(5) of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“(5)    amend the right to institute suit for the enforcement of any payment on or with respect to any Security; or”

(f)    Solely with respect to the 2028 Guaranteed Notes, Section 902 of the Indenture shall be amended by deleting the “.” at the end of clause (7) thereof and replacing it with “; or” and inserting the following immediately following clause (7) thereof:

“(8)    release Sprint Communications from any of its obligations under the Sprint Communications Guarantee or the Indenture, except in accordance with the terms of this Indenture (as modified by the Seventh Supplemental Indenture dated February 3, 2020); or

(9)    release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of this Indenture (as modified by the Seventh Supplemental Indenture dated February 3, 2020); or

(10)    amend or modify any of the provisions hereof (as modified by the Seventh Supplemental Indenture dated February 3, 2020) or any related definitions affecting the Sprint Communications Guarantee or the subordination of the 2028 Guaranteed Notes or any Subsidiary Guarantee in any manner adverse to the Holders of the 2028 Guaranteed Notes, the Sprint Communications Guarantee or any Subsidiary Guarantee.”

(g)    Solely with respect to the 2028 Guaranteed Notes, Article IX of the Indenture shall be amended by inserting the following as a new Section 907:

“Section 907. Amendments to Subordination Provisions

In addition to the other requirements set forth in this Article IX, no amendment to the subordination provisions affecting the Subsidiary Guarantees set forth in Section 4.06 of the Seventh Supplemental Indenture dated as of February 3, 2020 shall be effective without (A) the consent of lenders under the Credit Agreement holding a majority of the principal amount outstanding thereunder and (B) the consent of lenders under each other Designated Senior Debt facility holding a majority of the principal amount outstanding thereunder, to the extent the documents governing such Designated Senior Debt provide for such a consent right.”

SECTION 5.04    Amendments to Article X.

(a)    Solely with respect to the 2028 Guaranteed Notes, Section 1008 of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“Section 1008. Limitation Upon Mortgages and Liens of the Company.

The Company and Sprint Communications will not directly or indirectly create, incur or allow to exist any Lien (a) securing the Company’s or Sprint Communications’s indebtedness for borrowed money on any Property or assets of the Company or Sprint Communications or any Property or assets of the Company’s Subsidiaries (other than Sprint Communications) or Sprint Communications’s Subsidiaries, now owned or acquired at a later time, or (b) securing any indebtedness for borrowed money on any of the Company’s or Sprint Communications’s Property or assets now owned or acquired at a later time, in either case, unless:

(1)    the Company or Sprint Communications, as applicable, has made or will make effective provision whereby the Outstanding 2028 Guaranteed Notes are equally and ratably secured with (or prior to) all other indebtedness for borrowed money secured by such Lien for so long as any such other indebtedness for borrowed money is so secured;

(2)    the Lien is a Permitted Lien; or

(3)    (i) in the case of the Company, the aggregate principal amount of indebtedness secured by the Lien and any other such Lien, other than Permitted Liens, does not exceed 15% of the Company’s Consolidated Net Tangible Assets (for the avoidance of doubt, calculated at the time of the incurrence of such indebtedness); and

(ii)    in the case of Sprint Communications, the aggregate principal amount of indebtedness (excluding any Guaranteed Indebtedness incurred pursuant to the $8.0 billion basket referred to in Section 1010) secured by the Lien and any other such Lien, other than Permitted Liens, does not exceed 15% of Sprint Communications’s Consolidated Net Tangible Assets (for the avoidance of doubt, calculated at the time of the incurrence of such indebtedness).

(b)    Solely with respect to the 2028 Guaranteed Notes, Article X of the Indenture shall be amended by inserting the following covenants at the end of such Article X:

“Section 1010. Limitation on Guaranteed and Subsidiary Guarantor Indebtedness.

Sprint Communications will not, and will not permit any Subsidiary Guarantor to, incur any Guaranteed Indebtedness or Subsidiary Guarantor Indebtedness except (A) if at the time of incurrence, after giving effect to the incurrence of such indebtedness and application of the proceeds therefrom, the sum of, without duplication, (i) Guaranteed Indebtedness, (ii) Subsidiary Guarantor Indebtedness and (iii) the amount of Sprint Communications’s indebtedness for borrowed money that is secured by Liens, other than Permitted Liens, outstanding, does not exceed 15% of Sprint Communication’s Consolidated Net Tangible Assets, and (B) indebtedness incurred to refinance the indebtedness outstanding under clause (A).

In addition to the indebtedness permitted to be incurred by the immediately preceding paragraph, Sprint Communications may incur Guaranteed Indebtedness (including the 2028 Guaranteed Notes and the Company’s 7.000% guaranteed notes due 2020) not to exceed $8.0 billion at any time outstanding (after giving effect to the incurrence of such indebtedness and the receipt and application of the proceeds therefrom); provided that, any guarantees by Subsidiary Guarantors of such Guaranteed Indebtedness are subordinated to the guarantees by such Subsidiary Guarantors of Designated Senior Debt to substantially the same extent as the Subsidiary Guarantees of the Sprint Communications Guarantee are subordinated to such guarantees of Designated Senior Debt. For the avoidance of doubt, Sprint Communications may incur any Guaranteed Indebtedness so long as the guarantees by Subsidiary Guarantors of such Guaranteed Indebtedness are subordinated to the guarantees by such Subsidiary Guarantors of Designated Senior Debt to a greater extent than the Subsidiary Guarantees of the Sprint Communications Guarantee are subordinated to the guarantees of Designated Senior Debt.

Section 1011. Anti-Layering.

The Company and Sprint Communications will not permit or cause any Subsidiary Guarantor to directly, or indirectly, create, incur, issue or assume any guarantee that is both subordinate in right of payment to the guarantees of Designated Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees under the 2028 Guaranteed Notes. For the purposes of the foregoing, no indebtedness or guarantee will be deemed to be subordinated in right of payment to any indebtedness or guarantee of any Subsidiary Guarantor solely by reason of any Liens or by virtue of the fact that the holders of any secured indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.”

SECTION 5.05    Amendments to Article XIII. Solely with respect to the 2028 Guaranteed Notes, Section 1303 of the Indenture is amended by inserting the following immediately after the phrase “1006 through 1008 inclusive”:

“and 1010 and 1011”.

ARTICLE SIX

REDEMPTION OF 2028 GUARANTEED NOTES

SECTION 6.01    Optional Redemption.

(a)    The 2028 Guaranteed Notes will be redeemable in accordance with terms of the Indenture (as modified by this Supplemental Indenture), in each case from time to time, prior to the First Par Call Date, in whole or in part, at the Company’s option, on at least 15 days, but not more than 60 days, prior notice delivered to the registered address of each Holder of the 2028 Guaranteed Notes to be redeemed, at a Redemption Price equal to (1) the greater of: (A) 100% of the principal amount of the 2028 Guaranteed Notes to be redeemed, and (B) the sum of the present values of the Remaining Scheduled Payments, discounted to the Redemption Date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, plus 50 basis points; plus (2) in each case, accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date. Any calculation made pursuant to this Section 6.01(a) shall not include any discounted amount with respect to the interest and principal payments due on the Stated Maturity of the 2028 Guaranteed Notes and shall instead include the discounted amount with respect to the interest and principal payments that would be payable upon redemption of the 2028 Guaranteed Notes on the First Par Call Date.

(b)    The 2028 Guaranteed Notes will be redeemable at the Company’s option, in whole or in part, at any time on or after the First Par Call Date, at a Redemption Price equal to 100% of the principal amount of the 2028 Guaranteed Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date.

SECTION 6.02    Interest on 2028 Guaranteed Notes Redeemed; Deposit of Applicable Redemption Price. On and after the Redemption Date, interest will cease to accrue on the 2028 Guaranteed Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the applicable Redemption Price. On or before 11:00 AM, EST on the Redemption Date, the Company will deposit with the Paying Agent, or the Trustee, money sufficient to pay the applicable Redemption Price of the 2028 Guaranteed Notes to be redeemed on such date.

SECTION 6.03    Special Mandatory Redemption. In the event that the T-Mobile Transaction is consummated prior to the Stated Maturity of the 2028 Guaranteed Notes (the “Special Mandatory Redemption Event”), the Company shall redeem all of the 2028 Guaranteed Notes (the “Special Mandatory Redemption”) at a price equal to 100% of the principal amount of the 2028 Guaranteed Notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined below) (such price, the “Special Mandatory Redemption Price”).

Notice of the Special Mandatory Redemption (the “Special Mandatory Redemption Notice”) shall be provided to the Trustee and to each registered Holder of the 2028 Guaranteed Notes at least three days but not more than 60 days prior to the Special Mandatory Redemption Date. The Special Mandatory Redemption will occur pursuant to the procedures required by the Indenture and described in such notice.

The Special Mandatory Redemption Notice will set forth the date fixed for the Special Mandatory Redemption (the “Special Mandatory Redemption Date”), which date shall be the expected date of consummation of the T-Mobile Transaction, and shall be subject to the actual completion of the T-Mobile Transaction. The Special Mandatory Redemption Date may be delayed until such time as the T-Mobile Transaction is completed, and such redemption may not occur and the Special Mandatory Redemption Notice may be rescinded in the event that such condition shall not have been satisfied by the Special Mandatory Redemption Date, or by the Special Mandatory Redemption Date as so delayed, without requiring additional advance notice. In the event of such delay of the Special Mandatory Redemption Date, the amount of accrued and unpaid interest payable to (but excluding) the Special Mandatory Redemption Date will be calculated based on the Special Mandatory Redemption Date, as so adjusted. In addition, the Company may provide in the Special Mandatory Redemption Notice that payment of the Special Mandatory Redemption Price and performance of the Company’s obligations with respect to the Special Mandatory Redemption may be performed by Sprint Corporation, T-Mobile US, Inc. or any of their subsidiaries.

In any event, the Special Mandatory Redemption Date will occur no earlier than the date of the completion of the T-Mobile Transaction. Upon the termination of the Business Combination Agreement, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

ARTICLE SEVEN

REPURCHASE OF THE 2028 GUARANTEED NOTES UPON A CHANGE OF

CONTROL TRIGGERING EVENT

SECTION 7.01    Repurchase Offers. If a Change of Control Triggering Event occurs with respect to the 2028 Guaranteed Notes, each Holder of 2028 Guaranteed Notes will have the right to require the Company to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of that Holder’s 2028 Guaranteed Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Article Seven.

SECTION 7.02    Terms of Change of Control Offer. The Company, in each Change of Control Offer, will offer a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of 2028 Guaranteed Notes repurchased, plus accrued and unpaid interest on the 2028 Guaranteed Notes, if any, to, but excluding, the date of repurchase. Within 30 days following any Change of Control Triggering Event, if the Company had not, prior to the Change of Control Triggering Event, sent a redemption notice for all the 2028 Guaranteed Notes in connection with an optional redemption permitted by Section 7.01 of this Supplemental Indenture and Article XI of the Indenture, the Company will deliver or cause to be delivered a notice to each registered Holder briefly describing the event or events that constitute a Change of Control Triggering Event and offering to repurchase 2028 Guaranteed Notes on the date specified in such notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date the notice is delivered, pursuant to the procedures required by the Indenture (as modified by this Supplemental Indenture) and described in such notice.

SECTION 7.03    Compliance with Securities Laws. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to any Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Article Seven, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict.

SECTION 7.04    Acceptance of and Payment for 2028 Guaranteed Notes. On the Change of Control Payment Date, the Company will, to the extent lawful:

(a)    accept for payment all 2028 Guaranteed Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(b)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 2028 Guaranteed Notes or portions thereof properly tendered; and

(c)    deliver or cause to be delivered to the Trustee the 2028 Guaranteed Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of 2028 Guaranteed Notes or portions thereof being purchased.

SECTION 7.05    Determination of Tender; Responsibilities of Paying Agent and Trustee. The Company will determine whether the 2028 Guaranteed Notes are properly tendered, and the Trustee will have no responsibility for, and may conclusively rely upon, the Company’s determination with respect thereto. Subject to receipt of sufficient funds from the Company, the Paying Agent will promptly transmit to each registered Holder of 2028 Guaranteed Notes properly tendered, the Change of Control Payment for such 2028 Guaranteed Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new 2028 Guaranteed Note equal in principal amount to any unpurchased portion of the 2028 Guaranteed Notes surrendered, if any; provided that each such new 2028 Guaranteed Note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. Any 2028 Guaranteed Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

SECTION 7.06    Third Party Change of Control Offers. The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all 2028 Guaranteed Notes properly tendered and not withdrawn under the Change of Control Offer.

SECTION 7.07    Conditional Change of Control Offers. The Company may make a Change of Control Offer in advance of a Change of Control Triggering Event, and condition that Change of Control Offer upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

SECTION 7.08    Investment Grade Rating. Notwithstanding the foregoing provisions of this Article Seven, if the 2028 Guaranteed Notes receive an Investment Grade Rating by both of the Rating Agencies, notwithstanding that the 2028 Guaranteed Notes may later cease to have an Investment Grade Rating by either of the Rating Agencies, the Company will be released from its obligation to make a Change of Control Offer upon a Change of Control Triggering Event.

ARTICLE EIGHT

MISCELLANEOUS PROVISIONS

SECTION 8.01    Effect of Supplemental Indenture; Conflicts with Indenture. This Supplemental Indenture is executed by the Company, Sprint Communications and the Subsidiary Guarantors, and by the Trustee upon the Company’s request, pursuant to the provisions of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of this Supplemental Indenture shall govern.

SECTION 8.02    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 8.03    Trustee. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Supplemental Indenture or the due authorization and execution hereof by the Company, Sprint Communications or any Subsidiary Guarantor.

SECTION 8.04    Headings. The Article and Section headings contained herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

SECTION 8.05    Governing Law. This Supplemental Indenture and the 2028 Guaranteed Notes, the Sprint Communications Guarantee and the Subsidiary Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SPRINT CORPORATION

By:	/s/ Jud Henry
Name: Jud Henry
Title: Vice President and Treasurer

SPRINT COMMUNICATIONS, INC.

By:	/s/ Jud Henry
Name: Jud Henry
Title: Vice President and Treasurer

Signature Page to 2028 Guaranteed Note Supplemental Indenture

SUBSIDIARY GUARANTORS:

ALDA WIRELESS HOLDINGS, LLC
AMERICAN TELECASTING DEVELOPMENT, LLC
AMERICAN TELECASTING OF ANCHORAGE, LLC
AMERICAN TELECASTING OF COLUMBUS, LLC
AMERICAN TELECASTING OF DENVER, LLC
AMERICAN TELECASTING OF FORT MYERS, LLC
AMERICAN TELECASTING OF FT. COLLINS, LLC
AMERICAN TELECASTING OF GREEN BAY, LLC
AMERICAN TELECASTING OF LANSING, LLC
AMERICAN TELECASTING OF LINCOLN, LLC
AMERICAN TELECASTING OF LITTLE ROCK, LLC
AMERICAN TELECASTING OF LOUISVILLE, LLC
AMERICAN TELECASTING OF MEDFORD, LLC
AMERICAN TELECASTING OF MICHIANA, LLC
AMERICAN TELECASTING OF MONTEREY, LLC
AMERICAN TELECASTING OF REDDING, LLC
AMERICAN TELECASTING OF SANTA BARBARA, LLC
AMERICAN TELECASTING OF SEATTLE, LLC
AMERICAN TELECASTING OF SHERIDAN, LLC
AMERICAN TELECASTING OF YUBA CITY, LLC
APC REALTY AND EQUIPMENT COMPANY, LLC
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC
ATI SUB, LLC
BOOST WORLDWIDE, LLC
BROADCAST CABLE, LLC
CLEAR WIRELESS LLC = NEVADA
CLEARWIRE COMMUNICATIONS LLC

Signature Page to 2028 Guaranteed Note Supplemental Indenture

CLEARWIRE CORPORATION
CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC = NEVADA
CLEARWIRE IP HOLDINGS LLC
CLEARWIRE LEGACY LLC = DELAWARE
CLEARWIRE SPECTRUM HOLDINGS II LLC = NEVADA
CLEARWIRE SPECTRUM HOLDINGS III LLC = NEVADA
CLEARWIRE SPECTRUM HOLDINGS LLC = NEVADA
CLEARWIRE XOHM LLC
FIXED WIRELESS HOLDINGS, LLC
FRESNO MMDS ASSOCIATES, LLC
INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION
KENNEWICK LICENSING, LLC
MINORCO, LLC
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.
NEXTEL OF NEW YORK, INC.
NEXTEL RETAIL STORES, LLC
NEXTEL SOUTH CORP.
NEXTEL SYSTEMS, LLC
NEXTEL WEST CORP.
NSAC, LLC
PCTV GOLD II, LLC
PCTV SUB, LLC
PEOPLE’S CHOICE TV OF HOUSTON, LLC
PEOPLE’S CHOICE TV OF ST. LOUIS, LLC
PRWIRELESSS PR, LLC
SIHI NEW ZEALAND HOLDCO, INC.
SN HOLDINGS (BR I) LLC
SN UHC 1, INC.
SN UHC 3, INC.
SN UHC 4, INC.
SPEEDCHOICE OF DETROIT, LLC
SPEEDCHOICE OF PHOENIX, LLC
SPRINT (BAY AREA), LLC
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS COMPANY L.P.
SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.
SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.
SPRINT CONNECT LLC

Signature Page to 2028 Guaranteed Note Supplemental Indenture

SPRINT CORPORATION
SPRINT CORPORATION (INACTIVE)
SPRINT EBUSINESS, INC.
SPRINT ENTERPRISE MOBILITY, LLC
SPRINT ENTERPRISE NETWORK SERVICES, INC.
SPRINT EWIRELESS, INC.
SPRINT HOLDCO, LLC
SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION
SPRINT INTERNATIONAL HOLDING, INC.
SPRINT INTERNATIONAL INCORPORATED
SPRINT INTERNATIONAL NETWORK COMPANY LLC
SPRINT PCS ASSETS, L.L.C.
SPRINT SOLUTIONS, INC.
SPRINT SPECTRUM HOLDING COMPANY, LLC
SPRINT SPECTRUM L.P.
SPRINT SPECTRUM REALTY COMPANY, LLC
SPRINT/UNITED MANAGEMENT COMPANY
SPRINTCOM, INC.
SWV SIX, INC.
TDI ACQUISITION SUB, LLC
TRANSWORLD TELECOM II, LLC
US TELECOM, INC.
USST OF TEXAS, INC.
UTELCOM LLC
VIRGIN MOBILE USA – EVOLUTION, LLC
VIRGIN MOBILE USA, L.P.
VMU GP, LLC
WBS OF AMERICA, LLC
WBS OF SACRAMENTO, LLC
WBSY LICENSING, LLC
WCOF, LLC
WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.
WIRELINE LEASING CO., INC.

By:	/s/ Jud Henry
Name:	Jud Henry
Title:	Vice President and Treasurer

Signature Page to 2028 Guaranteed Note Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence S. Kusch
Name: Lawrence S. Kusch
Title: Vice President

Signature Page to 2028 Guaranteed Note Supplemental Indenture

Exhibit A

Form of 2028 Guaranteed Note

[Global Note Legend, if applicable]

[Private Placement Legend, if applicable]

[Regulation S Legend, if applicable]

SPRINT CORPORATION

7.250% GUARANTEED NOTES DUE 2028

CUSIP NO. [    ]1

ISIN NO. [    ]2

No. [ ]	$[ ]

SPRINT CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of [            ] MILLION DOLLARS on February 1, 2028, and to pay interest thereon from February 3, 2020, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 of each year, commencing August 1, 2020, at the rate of 7.250% per annum, until the principal hereof is paid or made available for payment; provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 7.250% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Stated Maturity of this 2028 Guaranteed Note falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after the Interest Payment Date or the Stated Maturity of this 2028 Guaranteed Note, as the case may be, until the next Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (or the next Business Day, as applicable) will, as provided in such Indenture, be paid to the Person in whose name this 2028 Guaranteed Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be

[1]	144A: 85207U AL9
Reg S: U84688 AE7
[2]	144A: US85207UAL98
Reg S: USU84688AE75

payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this 2028 Guaranteed Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of 2028 Guaranteed Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2028 Guaranteed Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Reference is hereby made to the further provisions of this 2028 Guaranteed Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2028 Guaranteed Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

* * * * *

IN WITNESS WHEREOF, the Company has caused this 2028 Guaranteed Note to be signed manually or by facsimile by its duly authorized officer.

SPRINT CORPORATION

By
Name:
Title:

Attest:

By:
Name:
Title:

[SEAL]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Dated:

Reverse of Note

SPRINT CORPORATION

7.250% Guaranteed Notes Due 2028

This 2028 Guaranteed Note is one of a duly authorized issue of securities of the Company (herein called the “2028 Guaranteed Notes”), issued and to be issued in one or more series under an Indenture, dated as of September 11, 2013 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Seventh Supplemental Indenture, dated as of February 3, 2020 (the “Supplemental Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Sprint Communications, the Subsidiary Guarantors, the Trustee and the Holders of the 2028 Guaranteed Notes and of the terms upon which the 2028 Guaranteed Notes are, and are to be, authenticated and delivered.

In the event that the T-Mobile Transaction is consummated prior to the Stated Maturity of the 2028 Guaranteed Notes (the “Special Mandatory Redemption Event”), the Company shall redeem all of the 2028 Guaranteed Notes (the “Special Mandatory Redemption”) at a price equal to 100% of the principal amount of the 2028 Guaranteed Notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined below) (such price, the “Special Mandatory Redemption Price”).

Notice of the Special Mandatory Redemption (the “Special Mandatory Redemption Notice”) shall be provided to the Trustee and to each registered Holder of the 2028 Guaranteed Notes at least three days but not more than 60 days prior to the Special Mandatory Redemption Date. The Special Mandatory Redemption will occur pursuant to the procedures required by the Indenture and described in such notice.

The Special Mandatory Redemption Notice will set forth the date fixed for the Special Mandatory Redemption (the “Special Mandatory Redemption Date”), which date shall be the expected date of consummation of the T-Mobile Transaction, and shall be subject to the actual completion of the T-Mobile Transaction. The Special Mandatory Redemption Date may be delayed until such time as the T-Mobile Transaction is completed, and such redemption may not occur and the Special Mandatory Redemption Notice may be rescinded in the event that such condition shall not have been satisfied by the Special Mandatory Redemption Date, or by the Special Mandatory Redemption Date as so delayed, without requiring additional advance notice. In the event of such delay of the Special Mandatory Redemption Date, the amount of accrued and unpaid interest payable to (but excluding) the Special Mandatory Redemption Date will be calculated based on the Special Mandatory Redemption Date, as so adjusted. In addition, the Company may provide in the Special Mandatory Redemption Notice that payment of the Special Mandatory Redemption Price and performance of the Company’s obligations with respect to the Special Mandatory Redemption may be performed by Sprint Corporation, T-Mobile US, Inc. or any of their subsidiaries.

In any event, the Special Mandatory Redemption Date will occur no earlier than the date of the completion of the T-Mobile Transaction. Upon the termination of the Business Combination Agreement, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of April 29, 2018, made by and among Sprint Corporation, T-Mobile US, Inc., Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of T-Mobile US, Inc., Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Huron Merger Sub LLC, Galaxy Investment Holdings, Inc., a Delaware corporation, Starburst I, Inc., a Delaware corporation, and, for the limited purposes of the covenants and representations set forth therein that are expressly obligations of such persons, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of the Netherlands, and SoftBank Group Corp., a Japanese kabushiki kaisha, as it may be amended, supplemented or modified from time to time.

“T-Mobile Transaction” means the acquisition of Sprint Corporation by T-Mobile US, Inc. pursuant to the Business Combination Agreement, including without limitation the Merger and the SoftBank US Mergers (each as defined in the Business Combination Agreement), the contribution of Sprint Corporation to T-Mobile USA, Inc. and related transactions.

The Company may redeem the 2028 Guaranteed Notes at any time and from time to time prior to the First Par Call Date, in whole or in part, at the Company’s option, on at least 15 days, but not more than 60 days, prior notice delivered to the registered address of each Holder of the 2028 Guaranteed Notes to be redeemed, at a Redemption Price equal to the greater of:

(1)    100% of the principal amount of the 2028 Guaranteed Notes to be redeemed; and

(2)    the sum of the present values of the Remaining Scheduled Payments, discounted to the Redemption Date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, plus 50 basis points;

plus, accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date. Any calculation made pursuant to this paragraph shall not include any discounted amount with respect to the interest and principal payments due on the Stated Maturity of the 2028 Guaranteed Notes and shall instead include the discounted amount with respect to the interest and principal payments that would be payable upon redemption of the 2028 Guaranteed Notes on the First Par Call Date.

The Company may redeem the 2028 Guaranteed Notes at any time on or after the First Par Call Date, in whole or in part, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the 2028 Guaranteed Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the First Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the First Par Call Date.

“Comparable Treasury Price” means, with respect to any Redemption Date: (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (2) if fewer than five Reference Treasury Dealer Quotations are obtained, the average of all quotations.

“First Par Call Date” means October 1, 2027.

“Independent Investment Banker” means one of the Reference Treasury Dealers to be appointed by the Company.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors, and any four other firms that are primary U.S. Government securities dealers (each a”Primary Treasury Dealer”) which the Company shall specify from time to time; provided, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means with respect to each 2028 Guaranteed Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date to the First Par Call Date but for such redemption; provided, that, if such Redemption Date is not an interest payment date with respect to such 2028 Guaranteed Note, the amount of the next succeeding scheduled interest payment thereon will be deemed reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to an applicable Redemption Date for the 2028 Guaranteed Notes: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury Notes adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within two months before or after the First Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

On and after the Redemption Date, interest will cease to accrue on the 2028 Guaranteed Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the applicable Redemption Price.

In the event of redemption of this 2028 Guaranteed Note in part only, a new 2028 Guaranteed Note or 2028 Guaranteed Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If a Change of Control Triggering Event occurs, each Holder of a 2028 Guaranteed Note will have the right to require the Company to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of that Holder’s 2028 Guaranteed Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Supplemental Indenture.

The Company, in each Change of Control Offer, will offer a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of 2028 Guaranteed Notes repurchased, plus accrued and unpaid interest on the 2028 Guaranteed Notes, if any, to, but excluding, the date of repurchase. Within 30 days following any Change of Control Triggering Event, if the Company had not, prior to the Change of Control Triggering Event, sent a redemption notice for all the 2028 Guaranteed Notes in connection with an optional redemption permitted by the Indenture, the Company will deliver or cause to be delivered a notice to each registered Holder briefly describing the event or events that constitute a Change of Control Triggering Event and offering to repurchase 2028 Guaranteed Notes on the date specified in such notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date the notice is delivered, pursuant to the procedures required by the Indenture (as modified by this Supplemental Indenture) and described in such notice.

Notwithstanding the preceding two paragraphs, if the 2028 Guaranteed Notes receive an Investment Grade Rating by both of the Rating Agencies, notwithstanding that the 2028 Guaranteed Notes may later cease to have an Investment Grade Rating by either of the Rating Agencies, the Company will be released from its obligation to make a Change of Control Offer upon a Change of Control Triggering Event.

“Change of Control” means the occurrence of any of the following:

(a)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company and its Subsidiaries’ properties or assets, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders;

(b)    the adoption of a plan relating to the Company’s liquidation or dissolution; or

(c)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Company’s Voting Securities; provided that a transaction in which the Company becomes a Subsidiary of another person shall not constitute a Change of Control if (a) the Company’s stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Securities of such other Person of whom the Company is a Subsidiary immediately following such transaction and (b) immediately following such transaction no person (as defined above) other than such other person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Company’s Voting Securities.

For the avoidance of doubt, notwithstanding the foregoing, the T-Mobile Transaction, including the consummation thereof, shall not constitute a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Investment Grade Rating” means a rating equal to or greater than Baa3 by Moody’s and BBB- by S&P or the equivalent thereof under any new ratings system if the ratings systems of either such Rating Agency shall be modified after the issue date of the 2028 Guaranteed Notes, or the equivalent rating of any other Ratings Agency the Company selects as provided in the definition of Ratings Agencies.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Permitted Holder” means SoftBank Corp., a Japanese kabushiki kaisha, and its Affiliates (including any fund or collective investment vehicle for which it or any of its Affiliates serves as the general partner or managing member).

“Ratings Agencies” means (1) Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the 2028 Guaranteed Notes or ceases to make a rating on the 2028 Guaranteed Notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Section 3(a)(62) of the Exchange Act) then making a rating on the 2028 Guaranteed Notes publicly available selected by the Company (as certified by an officer’s certificate), which shall be substituted for Moody’s or S&P, as the case may be.

“Ratings Decline” means the occurrence, during the period commencing on the date of the first public announcement of the Change of Control or the intention to effect a Change of Control and ending 90 days after the occurrence of the Change of Control, of a downgrade of the rating of the 2028 Guaranteed Notes by both Rating Agencies by one or more gradations (including gradations within ratings categories as well as between rating categories).

“S&P” means Standard & Poor’s Rating Services, a division of the S&P Global, Inc., or any successor to the rating agency business thereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this 2028 Guaranteed Note or certain restrictive covenants and Events of Default with respect to this 2028 Guaranteed Note, as well as provisions for the satisfaction and discharge of obligations pursuant to this 2028 Guaranteed Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the 2028 Guaranteed Notes shall occur and be continuing, the principal of the 2028 Guaranteed Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Outstanding Securities affected. With respect to any series of Securities, the consent of the Holders of that series of Securities required by the Indenture may be obtained from either the Holders of a majority in principal amount of the Outstanding Securities of that series, or from the Holders of a majority in principal amount of the Securities of that series and all other series affected by that consent, voting as a single class. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. With respect to any series of Securities issued under the Indenture, in addition to obtaining waivers from the Holders of a majority in principal amount of Outstanding Securities of that series, a waiver of compliance with the Indenture and a waiver of past defaults under the Indenture can also be obtained from the Holders of a majority in principal amount of debt securities of that series and all other series affected by the waiver, whether issued under the Indenture or any other indenture of the Company providing for such aggregated voting, all as a single class. Any such consent or waiver by the Holder of this 2028 Guaranteed Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2028 Guaranteed Note and of any 2028 Guaranteed Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2028 Guaranteed Note.

As provided in and subject to the provisions of the Indenture and the Supplemental Indenture, the Holder of this 2028 Guaranteed Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 2028 Guaranteed Notes, the Holders of not less than 25% in principal amount of the 2028 Guaranteed Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of 2028 Guaranteed Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this 2028 Guaranteed Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

As provided in the Indenture and the Supplemental Indenture and subject to release and certain other limitations therein set forth, Sprint Communications irrevocably and unconditionally guarantees, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (in respect of the 2028 Guaranteed Notes only and not any other series of Securities), the Supplemental Indenture and the 2028 Guaranteed Notes, whether for payment of principal of, premium, if any, and interest on the 2028 Guaranteed Notes, expenses, indemnification, or otherwise.

As provided in the Indenture and Supplemental Indenture and subject to release and certain other limitations therein set forth, each Subsidiary Guarantor jointly and severally irrevocably and unconditionally guarantees, on an unsecured and subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Sprint Communications Guarantee under the Indenture (in respect of the Sprint Communications Guarantee only and not any other series of Securities) and the Supplemental Indenture, whether for payment of principal of, premium, if any, and interest on the 2028 Guaranteed Notes, expenses, indemnification, or otherwise. Each Subsidiary Guarantee of a Subsidiary Guarantor is and will be subordinated to all guarantees by that Subsidiary Guarantor of the Credit Agreement and other Designated Senior Debt of Sprint Communications, on the terms and conditions set forth in Article Four of the Supplemental Indenture.

No reference herein to the Indenture and no provision of this 2028 Guaranteed Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this 2028 Guaranteed Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and the Supplemental Indenture and subject to certain limitations therein set forth, the transfer of this 2028 Guaranteed Note is registerable in the Security Register, upon surrender of this 2028 Guaranteed Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this 2028 Guaranteed Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2028 Guaranteed Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The 2028 Guaranteed Notes of this series are issuable only in registered form, without coupons, in minimum denominations of $2,000 and thereafter any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, 2028 Guaranteed Notes of this series are exchangeable for a like aggregate principal amount of 2028 Guaranteed Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this 2028 Guaranteed Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this 2028 Guaranteed Note is registered as the owner hereof for all purposes, whether or not this 2028 Guaranteed Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for payment of the principal of, premium, if any, or interest on this 2028 Guaranteed Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in any 2028 Guaranteed Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability, either at common law or in equity or by constitution or statute, is hereby waived and released as a condition of, and as consideration for, the execution of the Indenture and the issuance of this 2028 Guaranteed Note.

THIS 2028 GUARANTEED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this 2028 Guaranteed Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture (as modified by the Supplemental Indenture).

[To be inserted for Rule 144A Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

[To be inserted for Regulation S Global Note]

SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

Exhibit B

Form of Transfer Certificate

Sprint Corporation

6200 Sprint Parkway

Overland Park, KS 66251

Facsimile: (913) 523-9802

Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle Street, Suite 700

Chicago, IL 60602

Facsimile: (312) 827-8522

Attention: Corporate Trust Administration

Re:	7.250% Guaranteed Notes due 2028 (the “2028 Guaranteed Notes”)

Reference is hereby made to the Indenture, dated as of September 11, 2013 (the “Indenture”), among Sprint Corporation, a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of February 3, 2020 among the Company, Sprint Communications, Inc., a Kansas corporation, the Subsidiary Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    (the “Transferor”) owns and proposes to transfer the 2028 Guaranteed Note[s] or interest in such 2028 Guaranteed Note[s] specified in Annex A hereto, in the principal amount at maturity of $            in such 2028 Guaranteed Note[s] or interests (the “Transfer”), to                         (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the 2028 Guaranteed Notes). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐ (a) such Transfer is being effected to the Company or a subsidiary thereof; or

☐ (b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Seventh Supplemental Indenture dated as of February 3, 2020 and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

☐ 4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐ (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP ); or

	(ii)	Regulation S Global Note (CUSIP ); or

☐	(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP ); or

	(ii)	Regulation S Global Note (CUSIP ); or

	(iii)	Unrestricted Global Note (CUSIP ); or

☐	(b)	a Restricted Definitive Note; or

☐	(c)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit C

Form of Exchange Certificate

Sprint Corporation

6200 Sprint Parkway

Overland Park, KS 66251

Facsimile: (913) 523-9802

Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle Street, Suite 700

Chicago, IL 60602

Facsimile: (312) 827-8522

Attention: Corporate Trust Administration

Re:	7.250% Guaranteed Notes due 2028 (the “2028 Guaranteed Notes”)

Reference is hereby made to the Indenture, dated as of September 11, 2013 (the “Indenture”), among Sprint Corporation, a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of February 3, 2020 among the Company, Sprint Communications, Inc., a Kansas corporation, the Subsidiary Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    (the “Owner”) owns and proposes to exchange the 2028 Guaranteed Note[s] or interest in such 2028 Guaranteed Note[s] specified herein, in the principal amount at maturity of $             in such 2028 Guaranteed Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] :

☐ 144A Global Note:

☐ Regulation S Global Note:

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

Exhibit D

Form of Accredited Investor Certificate

Sprint Corporation

6200 Sprint Parkway

Overland Park, KS 66251

Facsimile: (913) 523-9802

Attention: General Counsel

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle Street, Suite 700

Chicago, IL 60602

Facsimile: (312) 827-8522

Attention: Corporate Trust Administration

Re:	7.250% Guaranteed Notes due 2028 (the “2028 Guaranteed Notes”)

Reference is hereby made to the Indenture, dated as of September 11, 2013 (the “Indenture”), among Sprint Corporation, a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of February 3, 2020 among the Company, Sprint Communications, Inc., a Kansas corporation, the Subsidiary Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a) ☐ beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the 2028 Guaranteed Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the 2028 Guaranteed Notes have not been registered under the Securities Act, and that the 2028 Guaranteed Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a”qualified institutional buyer” (as defined therein), (C) to an institutional”accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S.

D-1

broker-dealer) to the Trustee and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the 2028 Guaranteed Notes or beneficial interest therein, we will be required to furnish to the Trustee and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:

[Insert Name of Accredited Investor]

By:
Name:
Title:

D-2